Exhibit 99.1

Technical Communications Corporation Reports Profitable Results for the Fourth
        Fiscal Quarter and the Year Ending September 29, 2007

    CONCORD, Mass.--(BUSINESS WIRE)--Nov. 30, 2007--Technical Communications Corporation (OTC BB: TCCO.OB) today announced its results for the fiscal quarter and year ended September 29, 2007. For the quarter ended September 29, 2007, the Company reported net income of $543,000, or $0.39 per share, on revenue of $1,751,000, as compared to net income of $54,000, or $0.04 per share, on revenue of $845,000 for the quarter ended September 30, 2006. For the year ended September 29, 2007, the Company reported revenue of $4,920,000 and net income of $846,000, or $0.62 per share, as compared to revenue of $3,897,000 and a net loss of ($94,000), or ($0.07) per share, for fiscal 2006.

    During fiscal 2007, the Company adopted the provisions of SFAS No. 123R, which requires the recognition of stock-based compensation in net income for the period. As a result, included in net income for the year ended September 29, 2007 is a non-cash expense of $100,000, or $0.07 per share for stock-based compensation. The Company elected to adopt the provisions of SFAS No. 123R on a prospective basis; therefore, no corresponding expense has been reflected in fiscal 2006.

    Commenting on corporate performance, Carl H. Guild, Jr., President and Chief Executive Officer of TCC said, "Revenues in the fourth fiscal quarter improved substantially, driven by significant shipments of TCC's DSP9000 radio encryptors to South America and Southwest Asia. In South America, TCC continues to expand upon its installed base with a 50 system DSP9000 shipment to a major user who is increasing its air-to-ground secure communications deployment. The DSP9000 system is unique in that it creates an end-to-end secure voice network between vehicle, man-pack, aircraft, ship and commanders' offices using a wide variety of radios. We believe the DSP9000 Radio Encryptor System is ideally suited for emerging border control deployments being planned in South America and elsewhere. TCC continues an intensified marketing effort of both its radio and wireless products to the growing number of Central and South American countries that are investing in secure communications."

    Mr. Guild continued, "In the Southwest Asia region, Afghanistan continues to expand its demand for secure communications. As previously reported, in the fourth fiscal quarter of 2007 TCC received a $1.4 million order for DSP9000 handset encryptors which will provide end-to-end voice security for both portable and fixed-base radios. Deployment of the TCC DSP9000 radio encryption system enables the Afghan, NATO and U.S. forces to communicate securely across the entire country. TCC's family of radio encryptors provides a robust, highly reliable security solution for most radio systems operating in the HF, VHF and UHF bands and is a popular choice for achieving interoperability between a variety of radio brands. "

    Technical Communications Corporation

    TCC designs, manufactures, and supports superior grade secure communications systems that protect highly sensitive information transmitted over a wide range of data, voice and fax networks. TCC's security solutions protect information privacy on every continent in over 100 countries. Government agencies, militaries, financial institutions, telecommunications carriers and multinational corporations worldwide rely on TCC to protect their communications networks.

    Certain statements made in this press release, including any discussion of our anticipated operating results, financial condition and earnings, including statements about the Company's ability to achieve and sustain growth and profitability, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, identified by the use of such terms as "anticipates," "believes," "expects," "may," "plans" and "estimates," among others, involve known and unknown risks. The Company's results may differ significantly from the results expressed or implied by such forward-looking statements. The Company's results may be affected by many factors, including but not limited to future changes in export laws or regulations, changes in technology, the effect of foreign political unrest, the ability to hire, retain and motivate technical, management and sales personnel, the risks associated with the technical feasibility and market acceptance of new products, changes in telecommunications protocols, the effects of changing costs, exchange rates and interest rates, and the Company's ability to secure adequate capital resources. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended December 30, 2006, March 31, 2007 and June 30, 2007 and the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2006.



                 Technical Communications Corporation
               Condensed consolidated income statements

                                                    Quarter ended

                                                   9/29/07    9/30/06
                                                 ---------  ---------
Net sales                                       $1,751,000 $  845,000
Gross profit                                     1,152,000    641,000
S, G & A expense                                   480,000    480,000
Product development costs                          145,000    127,000
Operating income                                   527,000     34,000
Net income                                      $  543,000 $   54,000
Net income per share:
          Basic                                 $     0.39 $     0.04
          Diluted                               $     0.34 $     0.04

                                                      Year ended

                                                   9/29/07    9/30/06
                                                 ---------  ---------
Net sales                                       $4,920,000 $3,897,000
Gross profit                                     3,405,000  2,450,000
S, G & A expense                                 1,748,000  1,679,000
Product development costs                          891,000    924,000
Operating income (loss)                            766,000   (153,000)
Net income (loss)                               $  846,000 $  (94,000)
Net income (loss) per share:
          Basic                                 $     0.62 $   ( 0.07)
          Diluted                               $     0.55 $    (0.07)




                Condensed consolidated balance sheets

                                                    9/29/07    9/30/06
                                                  ---------  ---------
Cash                                             $2,622,000 $1,871,000
Accounts receivable, net                            421,000    206,000
Inventory                                         1,908,000  1,505,000
Other current assets                                 96,000     92,000
                                                  ---------  ---------
    Total current assets                          5,047,000  3,674,000
Property and equipment, net                         107,000     83,000
                                                  ---------  ---------
  Total assets                                   $5,154,000 $3,757,000
                                                  =========  =========

Accounts payable                                 $  254,000 $  114,000


Accrued expenses and other current liabilities      712,000    413,000
                                                 ---------- ----------
    Total current liabilities                       966,000    527,000
    Total stockholders' equity                    4,188,000  3,230,000
                                                  ---------  ---------
Total liabilities and stockholders' equity       $5,154,000 $3,757,000
                                                  =========  =========

    CONTACT: Technical Communications Corporation
             Michael P. Malone, 978-287-5100
             Chief Financial Officer
             www.tccsecure.com